UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2008

Novamerican Steel Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33342 (Commission File Number)	20-4790836 (I.R.S. Employee Identification Number)

1050 University Avenue

Norwood, MA 02062

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 781-762-0123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 15, 2008, Novamerican Steel Inc. (the “Company”) announced the hiring of Carl A. Rojas, 44, as Controller and Principal Accounting Officer of the Company, effective July 15, 2008.

Mr. Rojas’s most recent experience includes Director of SEC Reporting and Financial Systems for EarthLink, Inc. (“EarthLink”), an internet service provider, from June 2006 to July 2008. Prior to joining EarthLink, Mr. Rojas was Assistant Controller of AmeriCold Logistics, a provider of temperature-controlled food distribution services, from November 2005 to June 2006, and Vice President of SEC Reporting and Accounting Policy for Equifax Inc., a global provider of information solutions for businesses and consumers, from June 2003 to November 2005. Mr. Rojas received a M.S. in Management Information Systems from Texas Tech University, a B.B.A. in Accounting from Texas Tech University, and a B.A. in Philosophy from the University of Texas at Austin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAMERICAN STEEL INC.
Date:	July 18, 2008	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: Chief Executive Officer